Exhibit D to Exhibit I

[Confidential]

Stock Purchase Agreement

This Stock Purchase Agreement (this "Agreement") is made effective November 19, 2009, by and among Willem P. C. Duyvesteyn and Irene G. Duyvesteyn, (collectively, the "Seller") and EMC Metals Corporation, a British Columbia corporation ("EMC") or ("Buyer").

RECITALS

A. Seller owns all of the issued and outstanding capital stock (the "Shares") of The Technology Store, Inc., a Nevada corporation (the "Company").

B. The Company conducts research and development of commercial extractive metallurgical processes (the "Business").

C. Buyer owns properties which are prospective for the exploration for metallic minerals or which contain metallic mineralization and Buyer owns facilities for the processing of metallic concentrates and ores.

D. Seller and Buyer are parties to a non-binding Share Exchange/Sale Transaction Terms Sheet dated August 18, 2009 (the "Term Sheet") which provided the general commercial terms of the parties' agreement for Buyer's purchase of the Shares. This Agreement supersedes the Term Sheet.

E. Buyer desires to purchase and acquire from Seller, and Seller desires to sell, assign and transfer to Buyer, the Shares, on the terms and subject to the conditions of this Agreement.

Agreement

The parties, in consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

Definitions

1.1. Defined Terms. Unless otherwise defined, capitalized terms used herein shall have the following meanings:

"Action" shall mean any action, claim, investigation suit, litigation, administrative proceeding, arbitration or mediation.

"Affiliate" shall mean with respect to any designated Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated Person.

"Buyer" means EMC Metals Corporation, a British Columbia corporation, and its successors and assigns.

"Code" means the Internal Revenue Code of 1986, as amended.

"Consulting Agreement" means the Consulting Agreement between Willem P. C. Duyvesteyn and the Company in the form attached as Exhibit D, that will be executed by the Company and Willem P. C. Duyvesteyn at the Closing.

"Damages" shall mean any claim, demand, loss, liability or damage.

"Disclosure Schedule" shall mean, collectively, the schedules attached to this Agreement as of the Effective Date.

"Dollar," "Dollars" and "$" shall refer to United States Dollars.

"Effective Date" shall mean November 19, 2009.

"EMC Common Stock" means the common shares of EMC.

"EMC Shares" means 19,037,386 validly-issued, fully-paid and non-assessable common shares of EMC Common Stock which Buyer is obligated to deliver to Seller at the Closing.

"Encumbrance" shall mean any lien, pledge, charge, easement, security interest, deed of trust, mortgage or encumbrance related to the Business or the Shares.

"Excluded Assets" means the assets identified as "Excluded Assets" in Section 3.6 of the Disclosure Schedule, including, without limitation, the Marathon Contract and certain rights in respect of it as provided in Sections 2.2.b and 8.e.

"Laws" shall mean all laws of any nation or political subdivision thereof, including, without limitation, all federal, state, local, or foreign statutes, regulations, ordinances, orders, decrees, or any other laws or principles of common law, including, without limitation, those now or at any time hereafter in effect.

"Liability" means any liability (whether absolute or contingent, and whether liquidated or unliquidated), including any liability for Taxes.

"Marathon" means Marathon Oil Company.

"Marathon Assignment" means the Assignment Agreement attached to this Agreement as Exhibit G

"Marathon Contract" means the Energy Alliance Research Agreement among the Company and Western Oil Sands Inc., an Alberta corporation, and Western Oil Sands (USA), Inc., a Delaware corporation dated December 17, 2006; Marathon Oil Company is the successor-in-interest of Western Oil Sands Inc. and Western Oil Sands (USA), Inc. under the Marathon Contract.

"Note" means the Promissory Note attached to this Agreement as Exhibit A.

"Permits" means all franchises, permits, licenses, qualifications, municipal and other approvals, authorizations, orders, consents and other rights from, and filings with, any governmental authority of any jurisdiction worldwide relating to the conduct of the Business.

"Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, any other form of entity, a group or a government or any department or agency thereof.

"Prime Rate" shall mean the prime interest rate periodically established by the Bank of Montreal, Montreal, Quebec, Canada.

"Purchase Price" means the consideration to be paid by Buyer to Seller consisting of the cash payable on the Closing, the deferred cash payments, and the EMC Shares deliverable on the Closing as described in Section 2.2.

"Representatives" shall mean any officer, director, principal, shareholder, partner, attorney, accountant, advisor, agent, trustee, employee or other representative of a party.

"Security Agreement" means the Security Agreement in the form attached as Exhibit C creating a security interest in the assets of the Company in favor of Seller to secure Buyer's performance of its obligations under the Note.

"Seller" means collectively Willem P. C. Duyvesteyn and Irene G. Duyvesteyn and their heirs, successors and assigns.

"Shares" means all of the issued and outstanding shares of the common stock of the Company.

"Stock Pledge Agreement" means the Stock Pledge Agreement attached to this Agreement as Exhibit B.

"Subsidiaries" means all of Buyer's subsidiaries, whose issued and outstanding shares constitute the collateral subject to the Stock Pledge Agreement.

"Tax(es)" shall mean all taxes, charges, fees, levies or other assessments imposed by and required to be paid to any federal, state, local or foreign Tax

Authority, including, without limitation, income, excise, property, sales, transfer, import, export, ad valorem, payroll, and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated Taxes.

"Tax Authority" shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision.

"Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

"U.S." means the United States of America.

1.2. Other Defined Terms. The following capitalized terms shall have the meanings given to them in the Sections below:

Term	Section
Agreement	Introduction
Business	Recital B
Buyer Financial Information	4.8
Closing	2.3
Closing Date	2.3
Company	Recital A
Company Financial Information	3.3
Damages	9.2
First Tax Payment	2.2.a.iii
Intellectual Property	3.18
Installment Payment	2.2.a.iv
Second Tax Payment	2.2.a.v

1.3 Exhibits.

Exhibit A	Promissory Note
Exhibit B	Stock Pledge Agreement
Exhibit C	Security Agreement
Exhibit D	Consulting Agreement
Exhibit E	Description of Assets
Exhibit F	Accredited Investor Certificate
Exhibit G	Marathon Assignment

Exhibit H Company's Asset Letter dated April 23, 2009
Exhibit I Buyer's Assets

ARTICLE 2

PURCHASE AND SALE OF THE SHARES

2.1. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall purchase from Seller, and Seller shall sell to Buyer, all of the Shares, free and clear of all Encumbrances.

2.2. Sale Terms. In consideration for the Shares, Buyer will pay or cause to be paid to Seller the Purchase Price as follows:

a. At the Closing or on the dates described below, as applicable, Buyer shall deliver to Seller the following:

i. At the Closing, One Hundred Twenty-Five Thousand Dollars ($125,000) in immediately available funds. Seller will be responsible for payment of any U.S. income taxes due on the $125,000 cash payment.

ii. At the Closing, the EMC Shares, consisting of 19,037,386 validly-issued, fully-paid and non-assessable shares of EMC Common Stock.

iii. At the Closing, contemporaneously with the issuance of the EMC Shares in accordance with Section 2.2.a.ii, an amount equal to $151,179 which is one-half of 17.65% of the estimated taxable gain to be recognized for U.S. federal income tax purposes as a consequence of the transfer of the EMC Shares, in immediately available funds (the "First Tax Payment").

iv. On or before December 31, 2009, Three Hundred Seventy-Five Thousand Dollars ($375,000) payable in immediately available funds (the "Installment Payment"). Seller will be responsible for the payment of any U.S. income taxes due on the $375,000 cash payment.

v. On or before December 31, 2009, an amount in immediately available funds equal to $151,179 (the "Second Tax Payment").

vi. At Closing, Buyer will execute and deliver to Seller the Note (in substantially the form of Exhibit A) in the original principal amount of Five Hundred Thousand Dollars ($500,000) with a principal maturity of two (2) years and accrued interest paid annually at the Prime Rate in effect on the Closing Date. Buyer's obligations under the Note, as well as any deferred payment obligations arising under this Agreement, including the Installment Payment and the Second Tax Payment, will be secured by a blanket first-position security interest to be granted by Buyer to Seller with respect of all the tangible and

intangible assets of Buyer. Seller will be responsible for payment of any U.S. income taxes attributable to the payments received by Seller under the Note.

vii. Buyer's performance of its obligations under the Note and its payment of the Second Tax Payment and the Installment Payment will be secured by a pledge of all of the shares the capital stock of the Subsidiaries according to the terms of the Stock Pledge Agreement attached as Exhibit B and also will be secured by a security interest in Buyer's assets according to the terms of the Security Agreement attached as Exhibit C.

viii. Seller will be responsible for the payment of all federal income and capital gains taxes in excess of the amount of 17.65% of the taxable gain attributable to the issuance of the EMC Shares described in Section 2.2.a.ii.

b. At the Closing, the Company will retain all of its assets and technology, as detailed in the Company's Assets Letter dated April 23, 2009, except with respect to the Excluded Assets or any other assets or technology of the Company transferred in the ordinary course of the Company's business; provided, however, that, at the Closing the Company will assign and transfer to Technology and Resource Development Inc., a Nevada corporation controlled by Seller, all right, title and interest in and to the Marathon Agreement, other than the right to receive future technology commercialization bonuses payable to the Company pursuant to Sections 9.2(b), 9.3(b) and 9.4(c) of the Marathon Agreement. The Company's assignment to Technology & Resource Development Inc. of the Company's rights under the Marathon Agreement, consistent with the provisions of this Section 2.2.b., will be accomplished by the Company's execution of the Marathon Assignment at the Closing. The Company's Assets Letter dated April 23, 2009, is an integral part of this Agreement and a copy of it is attached as Exhibit H.

c. The Company will enter into a Consulting Agreement with Willem P. C. Duyvesteyn, for a term of two (2) years beginning on the date on which Buyer has (i) paid the payment payable under Section 2.2.a.i and the First Tax Payment and (ii) has issued and delivered to Seller all of the EMC Shares. The Consulting Agreement will contain the terms and be substantially in the form provided in Exhibit D. The compensation payable to Willem P. C. Duyvesteyn under the Consulting Agreement shall consist of Buyer's grant to Mr. Duyvesteyn of options to purchase 200,000 shares of EMC Common Stock, as provided in greater detail in the Consulting Agreement.

d. The EMC Shares shall be subject to statutory resale restrictions under all applicable securities Laws, and Seller covenants that they will not transfer or resell the EMC Shares except in compliance with such Laws and Seller acknowledges that they are responsible for such compliance and will provide evidence of such compliance as Buyer may reasonably request. The ability to transfer the EMC Shares is limited by, among other things, applicable

Laws. Any certificates representing the EMC Shares (and any replacement certificate issued before the expiration of the applicable hold periods), or ownership statements issued under a direct registration system or other electronic book-entry system, as the case may be, will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE < DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE WILL BE INSERTED HERE>."

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE "TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TSX."

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATIONS UNDER THE U.S. SECURITIES ACT OR PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT."

Seller will not offer, sell or otherwise dispose of the EMC Shares in the United States or to a U.S. Person unless such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the U.S. Securities Act of 1933, as amended, and the securities Laws of all applicable states of the United States or the U.S. Securities and Exchange Commission has declared effective a registration statement in respect of such securities.

e. On the parties' execution of this Agreement, Buyer's Board of Directors shall appoint Willem P.C. Duyvesteyn as a director of Buyer and Buyer's Board of Directors shall adopt a resolution pursuant to which Seller will be granted the right to nominate one director when EMC has six (6) or fewer directors and the right to elect two (2) directors when EMC has seven (7) or more directors

and that the Board of Directors shall recommend to Buyer's shareholders the election of Seller's nominees as directors of Buyer.

2.3. Closing. The closing of the sale and purchase of the Shares (the "Closing" or "Closing Date") shall be held at such time and place as shall be mutually agreed upon by the parties hereto, after the satisfaction or waiver of the conditions to Closing in Article 6. For all purposes, the closing shall be deemed to have occurred at 12:01 a.m. on December 16, 2009. Except as otherwise expressly provided in this Agreement, subject to Closing occurring, all profits and losses of the Company on or after December 16, 2009 shall be for the account of Buyer and all profits and losses before December 16, 2009 shall be for the account of Seller.

2.4. Income Tax Treatment. The parties agree to record and report this transaction as a purchase and sale of the stock of the Company. No election will be made under Section 338 of the Code to treat the transaction as a sale of Company assets.

ARTICLE 3

Representations and Warranties of Seller

Seller represents and warrants to Buyer that, except as forth on the Disclosure Schedule delivered by Seller to Buyer at the Closing, each of the following statements is true and complete as of the date hereof:

3.1. Capital Stock. The authorized capital stock of the Company consists in its entirety of 25,000 shares of common stock, no par value, 25,000 of which are issued and outstanding, 12,500 of such shares issued to Willem P.C. Duyvesteyn and 12,500 of such shares issued to Irene G. Duyvesteyn. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid, and non-assessable, and are not subject to, nor were they issued in violation of, any preemptive rights. No shares of capital stock of the Company are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of the Company, pursuant to which the Company is or may become obligated to issue any shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock. All of the issued and outstanding shares of the Company's capital stock are owned of record and beneficially by Seller, free and clear of any Encumbrance.

3.2. Organization, Standing and Qualification of the Company. The Company is duly organized, validly existing, and in good standing under the laws of Nevada and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

3.3. Financial Information. Section 3.3 of the Disclosure Schedule sets forth the following financial statements of the Company: Compiled Statements of Assets, Liabilities and Stockholders' Equity as of December 31, 2007 and 2008, and Compiled Statements of Revenues and Expenses for the years ended December 31, 2007 and 2008 (the "Company Financial Information") The Company Financial Information has not been audited, nor does it contain footnotes which would be required in connection with the preparation of audited financial statements. The Company Financial Information accurately reflects in all material aspects the financial condition of the Company and results of its operation for the periods indicated. To the best of Seller's knowledge, the Company Financial Information was prepared according to accounting principles consistently applied throughout the periods indicated.

3.4. Liabilities. Except as set forth in Section 3.4 of the Disclosure Schedule or reflected in the Company Financial Statements, to the knowledge of Seller (a) the Company has no Liabilities, and (b) no amount is due or owing, relating to or arising from the operation of the Company and the conduct of its business.

3.5. Accounts Receivable. The Company has no accounts receivable as of the date of this Agreement.

3.6. Assets. The assets of the Company which will be owned as of the Closing are identified on Exhibit E. The Company owns all such assets free and clear of any encumbrances or adverse claims, except as disclosed in Section 3.6 of the Disclosure Schedule. As of the Closing, the Company will not own or possess any right to use the "Excluded Assets" identified on Section 3.6 of the Disclosure Schedule.

3.7. Permits. The Company holds all permits required to operate its business as currently conducted. The Company is licensed to conduct business in the State of Nevada.

3.8. Shareholder Loans. There are no loans or notes payable due from the Company to Seller or to any Affiliate of Seller.

3.9. Taxes. Within the times and in the manner prescribed by law, the Company has filed all material Tax Returns required by law to be filed by it through the date hereof and has paid all Taxes due and payable by it as of June 30, 2009.

3.10. Company Agreements. The written agreements (including leases) to which the Company is a party are in full force and effect. No event has occurred that constitutes, or with the passage of time or following notice will constitute, a default by either the Company or the other parties to any such agreements. Seller's entering into the transaction contemplated by this Agreement will not constitute a

default under any such agreements or an event requiring the consent of any other party to any such agreement.

3.11. Compliance with Laws. The Company has complied with, and is not in material violation of any, Laws regarding or governing the operation of its business. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against the Company.

3.12. Litigation. There is not pending, or to the Seller's knowledge, threatened, any Action against or affecting the Company, the Seller or the Company's business, assets or financial condition. The Company is not presently engaged in any Action to recover monies due or damages sustained by it.

3.13. No Breach or Violation. The completion of the transactions contemplated by this Agreement will not result in or constitute a default or event that, with notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of the Company, or of any material lease, license, promissory note, contract, commitment indenture, deed or mortgage or other agreement, instrument or arrangement to which the Company is a party, or by which any of the Company's assets are bound.

3.14. Corporate Documents. Seller shall furnish to Buyer for its examination:

a. Copies of the Articles of Incorporation and Bylaws of the Company.

b. All permits, orders and consents issued by any agency, division or office of the United States or the State of Nevada with respect to the Company.

c. All agreements to which the Company is a party, the Company is a guarantor or the Company is a beneficiary.

3.15. Employee Benefit Plans. Except as set forth in Section 3.15 of the Disclosure Schedule, the Company has no pensions, bonus, profit sharing or other agreements or arrangements providing for employee benefits to which the Company is a party or by which the Company is bound. On or before the Closing Seller shall cause the Company to transfer to Technology and Resource Development Inc. or distribute to Seller the Company's 401(k) Plan, as Seller elects. After the Closing, the Company and Buyer shall have no obligation to administer, manage or maintain the 401(k) Plan or to prepare, pay for the preparation of or to file any U.S. federal income tax reports or returns in respect of the 401(k) Plan; provided, however, that the Company and Buyer will assist and cooperate with Seller, at Seller's expense, regarding such matters.

3.16. Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by Seller. This Agreement constitutes a legal, valid and binding agreement of Seller, enforceable against it in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and (b) general principles of equity that restrict the availability of equitable remedies.

3.17. Brokers. Buyer will not be or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement, as a result of any action or understanding by Seller.

3.18. Intellectual Property. The Company owns, or has the right to use, all intellectual property material utilized by the Company in conducting the Business, including, by way of illustration and not by limitation (a) the name "The Technology Store"; (b) all patents, patent applications, and inventions and discoveries that may be patentable (collectively "Patents"); (c) all copyrights in both published works and unpublished works (collectively "Copyrights"); (d) all rights in mask works (collectively "Rights in Mask Works"); (e) all confidential information, customer lists, data, drawings, know-how, plans, process technology, reports, software owned, used or licensed by the Company as licensee or licensor; and (f) all domain names whether or not registered (the foregoing collectively the "Intellectual Property"). There are no claims pending or, to the knowledge of Seller, threatened against the Company asserting that the Company has infringed on the intellectual property rights of others. To Seller's knowledge, no Person is currently infringing on any material intellectual property rights of the Company. All of the issued Copyrights and Patents owned by the Company are currently in compliance with applicable Laws and have been properly registered with appropriate agencies and offices of the United States of America.

3.19. Environmental Matters. The Company has no material liabilities related to compliance with environmental laws or the use, storage, disposal, discharge or release of hazardous materials or substances.

3.20. Labor Matters. At no time has the Company been party to any collective bargaining agreements, labor contracts or similar agreements. The Company is in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice with respect to its employees.

3.21. Full Disclosure. None of the representations and warranties made by Seller in this Agreement, or made in any certificate or exhibit to this Agreement, contains or will contain any untrue statement of material fact, or omits any

material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

3.22. Accredited Investor. Seller is an accredited investor as defined under applicable United States Laws.

3.23. No Additional Representations or Warranties. Except as expressly set forth in this Section 3, after giving effect to the information set forth in the Disclosure Schedule, Seller has not made and is not making any representation or warranty whatsoever, implied or otherwise.

3.24. Due Diligence Opportunity. Each of Willem P.C. Duyvesteyn and Irene G. Duyvesteyn acknowledges and represents that (a) he or she has been furnished by Buyer with all information regarding Buyer and its assets which he or she has requested; (b) all documents that have been requested by Seller have been made available for their inspection; and (c) any other information reasonably requested by Seller has been provided.

ARTICLE 4

Representations and Warranties of Buyer

Buyer represents and warrants to Seller as follows:

4.1. Capital Stock. The authorized capital stock of Buyer consists in its entirety of an unlimited number of shares of EMC Common Stock, of which 91,149,584 shares of EMC Common Stock have been issued and are currently outstanding. All of the outstanding shares of capital stock of Buyer are duly authorized, validly issued and outstanding, full paid, and non-assessable, and are not subject to, nor were they issued in violation of, any preemptive rights. On the Closing, the EMC Shares to be issued to Seller will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and will not be subject to, nor be issued in violation of, any preemptive rights.

4.2. Organization and Existence. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

4.3. Authorization. Buyer possesses the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Buyer.

4.4. Due Execution and Delivery; Binding Obligations. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable against it according to its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and (b) general principles of equity that restrict the availability of equitable remedies.

4.5. Brokers. Buyer has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

4.6. Acquisition of Shares. Buyer is acquiring the Shares for its own account and for investment and not with a view to, or for sale in connection with, any distribution of the Shares.

4.7. No Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute a default or event that, with notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of Buyer, or of any lease, license, promissory note, contract, commitment indenture, deed or mortgage or other agreement, instrument or arrangement to which Buyer is subject or by which Buyer's assets are bound.

4.8. Financial Information. The financial information, including, without limitation, Buyer's audited balance sheets as of December 31, 2007 and 2008, and Buyer's audited profit and loss statements and income tax returns for each of the years ended December 31, 2006, 2007 and 2008, together with the information set forth in Buyer's financial statements filed publicly and available through the System for Electronic Document Analysis and Retrieval ("SEDAR") (collectively, the "Buyer Financial Information") accurately reflects in all material aspects the financial condition of Buyer and results of its operation for the periods indicated, including the material liabilities of Buyer. The Buyer Financial Information was prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated.

4.9. No Undisclosed Liabilities. Neither Buyer nor any of its Subsidiaries has any material Liabilities, except for Liabilities reflected or reserved against in Buyer's audited balance sheet delivered to Seller and included within the Buyer Financial Information or current Liabilities incurred in the ordinary course of business since December 31, 2008.

4.10. Assets. All material assets used by Buyer in the operation of its business are identified in Exhibit I (collectively, the "Buyer Assets"). Buyer owns all of the Buyer Assets, free and clear of any Encumbrance or adverse claim, except as expressly disclosed on Exhibit I. The Buyer Assets constitute all of the

assets which are necessary for Buyer's continued operation of its business in substantially the same manner as conducted prior to the Closing.

4.11. Compliance With Laws. Buyer has complied with all, and is not in material violation of any, Laws regarding or governing the operation of its business. There are no writs, decrees, injunctions or other orders of any court or governmental or regulatory agency, authority or body outstanding against Buyer.

4.12. Intellectual Property. Buyer does not hold, license or own any patents or use any patented processes or technology in the conduct of its business. There are no claims pending or threatened against Buyer asserting that Buyer has infringed on the intellectual property rights of others.

4.13. Litigation. There is not pending, or to the best of Buyer's knowledge, threatened, any Action against or affecting Buyer or Buyer's business, assets or financial condition.

4.14. Full Disclosure. None of the representations and warranties made by Buyer in this Agreement, or made in any certificate or exhibit to this Agreement, contains or will contain any untrue statement of material fact, or omits any material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading..

4.15. Due Diligence Opportunity. Buyer acknowledges and represents that (a) it has been furnished by Seller with all information regarding Seller and its assets which it has requested; (b) all documents that have been requested by Buyer have been made available for its inspection; and (c) any other information reasonably requested by Buyer has been provided by Seller.

ARTICLE 5

Covenants and Agreements

5.1. Diligent Efforts. Each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to satisfy the conditions herein as soon as practicable, including, without limitation, diligent efforts necessary to obtain all waivers, permits, consents, approvals, authorizations and clearances and to effect all registrations, filings and notices with or to third parties or governmental, regulatory or public bodies or authorities which are necessary or desirable in connection with the transactions contemplated by this Agreement. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement,

each of the parties will cooperate with the other and take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request.

5.2. Publicity. Except to the extent otherwise required by Law, none of the parties shall issue or authorize to be issued any press release concerning this Agreement or any of the transactions contemplated hereby without the prior written approval of the other. Any communication to third parties (other than representatives, accountants or attorneys) regarding this transaction shall keep the financial terms confidential. Seller acknowledges that Buyer is obligated under applicable Laws and the rules of the Toronto Stock Exchange to issue a news release concerning the parties' execution of this Agreement, its terms and the details of its subject matter. The issuance of any such news release, or any subsequent news release required to be issued by the Company or Buyer in accordance with applicable Laws, shall not be a violation of this Section.

5.3. Post Closing Tax Matters.

a. Buyer, Seller and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this section and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Company agree to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and to give the Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Seller so requests, Buyer or Company shall allow the Seller to take possession of such books and records.

b. At or before the Closing, and within the time specified by Law, Seller, at Seller's cost and expense, will cause all necessary state and federal income Tax Returns to be prepared and filed on behalf of the Company for the tax period ending June 30, 2009.

c. Any amended Tax Return involving additional tax liability or claim for Tax refund for any taxable period of the Company that ends on or before June 30, 2009 ("Pre Closing Period)" shall be filed, or caused to be filed, only by Seller. Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed) make or cause to be made, any such filing, to the extent such filing, if accepted, reasonably might change the Tax

liability of Buyer for any Tax Period. Seller shall be entitled to all refunds related to the operations of the Company during the Pre Closing Period and Buyer and Company shall cooperate with Seller in obtaining any such refunds; provided, however, that any such refunds arising from adjustments to any Tax Return in a Pre Closing Period that gives rise to an increase in taxable income, reduction in tax losses, or credits to the Company for any taxable period following the Pre Closing Period shall be reduced to the extent of the present value of the Tax liability incurred by the Company in such period arising from such related adjustments. Buyer and the Company shall promptly assign and remit to Seller an amount equal to any refunds of, or credits against, any Taxes received and realized by them (including interest thereon, if any) to the extent attributable to Taxes relating to the operations of the Company during the Pre Closing Period. Seller shall be liable for and shall pay any Tax liability resulting from any such amended Tax return, or tax audit that applies to tax liabilities and refunds that arise from operations prior to the Closing Date. Buyer shall cause the Company to timely file all income Tax Returns and pay all income Taxes due for the pre-December 16, 2009 portion of any taxable periods commencing after June 30, 2009.

d. Certain Company Obligations. The Company shall retain, and shall be responsible for discharging, the Company's Liabilities accruing after the Closing, and Buyer will use its reasonable best efforts to cause the Company to pay or perform such liabilities and obligations.

5.4. Bank Accounts. Immediately following the Closing, the parties will cooperate in taking all actions necessary to change the bank signature cards for accounts maintained by the Company to add or delete signers as may be designated by Buyer.

5.5. Valuation of Business. It is agreed that Buyer has offered the Purchase Price and terms in a fair market negotiation for the business. Buyer is not responsible for the difference between the offer price and terms and any third-party valuation that was done on behalf of Seller at any time or in any capacity whatsoever. It is agreed that both parties have acted in good faith in negotiations as willing Buyer and willing Seller.

5.6. Marathon Contract. The Company shall notify Marathon of Seller's execution and delivery of this Agreement and the Marathon Assignment. The parties acknowledge and agree that Marathon's consent to Seller's execution and performance of this Agreement is not a transaction which requires the consent of Marathon, Western Oil Sands Inc. or Western Oil Sands (USA), Inc.

ARTICLE 6

Conditions Precedent to Buyer's Performance

The obligations of Buyer to purchase the Shares under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions in this Article 6. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of the conditions shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of Seller's representations, warranties or covenants under this Agreement.

6.1. Buyer's Access to Information. Buyer, and Buyer's counsel, accountants and other representatives shall have full access to all properties, accounts and other information regarding the Company's business, including, but not limited to, client files, receivable lists, financial statements, work flow procedures and contracts.

6.2. Conduct of Business. Prior to the Closing, the Company shall have carried on its business and activities diligently and in substantially the same manner as previously conducted and shall not have made or instituted any unusual or novel methods of management, accounting or operation that vary materially from those methods used by the Company as of the date of this Agreement. The Company and Seller will use commercially reasonable efforts to preserve the Company's business relationships intact and to preserve its present relationship with insurance carriers and clients.

6.3. Corporate Matters. The Company shall not take any of the following actions:

a. Amend the Company's Articles of Incorporation or Bylaws;

b. Issue any shares of the Company's capital stock; or

c. Issue or create any warrants, obligation or subscriptions, options, convertible securities, or other commitments under which any additional shares of the Company's capital stock or any class thereof might be directly or indirectly authorized, issued or transferred from treasury.

6.4. Performance by Seller. All representations and warranties made by Seller in this Agreement or any written statement delivered to Buyer by Seller shall be true on and as of the Closing Date as if made at that time. Seller shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

6.5. No Material or Adverse Change. From the date of this Agreement to the Closing, there shall not have been any material adverse change in the financial condition or results of operation of the Company's business, and the Company

shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

6.6. Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or its consummation, shall have been instituted or threatened on or before the Closing Date.

6.7. Consulting Agreement. Willem P. C. Duyvesteyn and the Company must have entered the Consulting Agreement attached as Exhibit D.

6.8. Approvals. Seller and Buyer shall have received such approvals and consents of governmental agencies and offices and third parties, including the Toronto Stock Exchange, as are required under applicable Laws and Toronto Stock Exchange rules for Seller's conveyance and Buyer's acquisition of ownership of the Shares, which approvals and consents Buyer shall use commercially reasonable efforts to obtain in an expeditious manner.

ARTICLE 7

Conditions Precedent to Seller's and the Company's Performance

The obligations of Seller to sell the Shares to Buyer and the obligations of Seller and the Company to perform their respective obligations under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions in this Article 7. Seller and the Company may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of the conditions shall constitute a waiver by Seller or the Company of any of its respective rights or remedies, at law or in equity, if Buyer shall be in default of any of Buyer's representations, warranties or covenants under this Agreement.

7.1. Seller's Access to Information. Seller, and Seller's counsel, accountants and other representatives shall have full access to all properties, accounts and other information regarding Buyer's business, including, but not limited to, client files, receivable lists, financial statements, work flow procedures and contracts.

7.2. Conduct of Business. Prior to the Closing, Buyer shall have carried on its business and activities diligently and in substantially the same manner as previously conducted and shall not have made or instituted any unusual or novel methods of management, accounting or operation that vary materially from those methods used by Buyer as of the date of this Agreement. Buyer will use commercially reasonable efforts to preserve Buyer's business relationships intact and to preserve its present relationship with insurance carriers and clients.

7.3. Corporate Matters. Buyer shall not take any of the following actions without the prior written consent of Seller:

d. Amend Buyer's Articles of Incorporation, Bylaws or other charter documents;

e. Issue any shares of Buyer's capital stock; or

f. Issue or create any warrants, obligation or subscriptions, options, convertible securities, or other commitments under which any additional shares of Buyer's capital stock or any class thereof might be directly or indirectly authorized, issued or transferred from treasury.

7.4. Performance by Seller. All representations and warranties made by Buyer in this Agreement or any written statement delivered by Buyer to Seller or the Company shall be true on and as of the Closing Date as if made at that time. Buyer shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date.

7.5. No Material or Adverse Change. From the date of this Agreement to the Closing, there shall not have been any material adverse change in the financial condition or results of operation of Buyer or Buyer's business, and Buyer shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

7.6. Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or its consummation, shall have been instituted or threatened on or before the Closing Date.

7.7. Consulting Agreement. Willem P. C. Duyvesteyn and the Company must have entered the Consulting Agreement attached as Exhibit D.

7.8. Approvals. Seller and Buyer shall have received such approvals and consents of governmental agencies and offices and third parties, including the Toronto Stock Exchange, as are required under applicable Laws and Toronto Stock Exchange rules for Seller's conveyance and Buyer's acquisition of ownership of the Shares, which approvals and consents Buyer shall use commercially reasonable efforts to obtain in an expeditious manner.

ARTICLE 8

Termination

8.1 Termination. The parties may terminate this Agreement as provided below:

a. Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

b. Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2009, by reason of the failure of any condition precedent under Section 6 hereof (unless the failure results primarily from Buyer breaching any representation, warranty, or covenant contained in this Agreement); and

c. Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2009, by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from any of Seller breaching any representation, warranty, or covenant contained in this Agreement).

8.2 Effect of Termination. If any party terminates this Agreement pursuant to Section 8.1. above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach).

ARTICLE 9

Closing

9.1. Transfer of Shares. The transfer of the Shares by Seller to Buyer will be effective as of December 16, 2009. The Closing shall take place on that date or at such other time and place as the parties may determine.

9.2. Seller's Obligations at Closing. At the Closing, Seller will deliver the following items to Buyer:

a. Stock certificate(s) representing ownership of the Shares, together with an executed Assignment Separate from Certificate transferring the Shares to Buyer, provided that the certificates will be retained by Seller as required by the Stock Pledge Agreement.

b. An original of the Consulting Agreement in the form attached as Exhibit D executed by Willem P. C. Duyvesteyn.

c. An original of the Stock Pledge Agreement in the form attached as Exhibit B executed by Seller.

d. An original of the Security Agreement in the form attached as Exhibit C executed by Seller.

e. An original of the Accredited Investor Certificate in the form attached as Exhibit F executed by Seller.

f. Executed original of the resignation of Irene G. Duyvesteyn as a director and officer of the Company.

g. An original of the Marathon Assignment in the form attached as Exhibit G executed by the Company.

h. Any and all other documents reasonably requested by Buyer to complete the transactions contemplated by this Agreement.

9.3. Buyer's Obligations at Closing. At the Closing, Buyer will deliver the following items to Seller:

a. Payment of One Hundred Twenty Five Thousand Dollars ($125,000) and the First Tax Payment in immediately available funds, as contemplated by Sections 2.a.i and iii..

b. Duly executed stock certificates evidencing the valid issuance to Seller of the EMC Shares.

c. An original Note in the form attached as Exhibit A executed by Buyer.

d. An original of the Stock Pledge Agreement in the form attached as Exhibit B executed by Buyer.

e. An executed original of the Consulting Agreement in the form attached as Exhibit D executed by the Company.

f. An original of the Security Agreement in the form attached as Exhibit C executed by Buyer.

g. The share certificates of the Subsidiaries which are collateral under the Stock Pledge Agreement and originals of stock powers for each such certificate executed by Buyer.

h. Certified resolutions of the Board of Directors of Buyer, appointing Willem P.C. Duyvesteyn to serve as a director of Buyer and taking all other actions contemplated under Section 2.2.c.

i. Any and all other documents reasonably requested by Seller to complete the transactions contemplated by this Agreement.

ARTICLE 10

Obligations after the Closing

10.1. Survival of Representations and Warranties. The representations and warranties of the parties in this Agreement will survive the Closing for a period of one year following the Closing Date. Nothing in this paragraph affects or limits the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that will be performed, in whole or in part, after the Closing Date.

10.2. Seller's Indemnity. Seller will indemnify, defend and hold harmless Buyer and the Company against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, the "Damages") arising from or related to any breach of or failure by Seller to perform any of Seller's representations, warranties or covenants in this Agreement. Notwithstanding the foregoing provision of this Section 10.2, (a) in no event shall Seller be obligated to pay, in the aggregate, more than Five Hundred Thousand Dollars ($500,000.00) for any claim made by Buyer or the Company in connection with the transactions contemplated by this Agreement, and (b) neither Buyer nor the Company shall be entitled to make a claim against Seller in connection with the transactions contemplated by this Agreement unless and until the aggregate Damages incurred by Buyer and the Company exceed Seventy-Five Thousand Dollars ($75,000.00), at which time Buyer and the Company shall be entitled to make a claim against Seller only for the amount of Damages which is in excess of Seventy-Five Thousand Dollars ($75,000.00).

10.3. Buyer's Indemnity. Buyer will indemnify, defend and hold harmless Seller against and in respect of any and all Damages arising from or related to any breach of or failure by Buyer to perform any of Buyer's representations, warranties or covenants in this Agreement. Notwithstanding the foregoing provision of this Section 10.2, (a) in no event shall Buyer be obligated to pay, in the aggregate, more than Five Hundred Thousand Dollars ($500,000.00) for any claim made by Seller in connection with the transactions contemplated by this Agreement, and (b)

Seller shall not be entitled to make a claim against Buyer in connection with the transactions contemplated by this Agreement unless and until the aggregate Damages incurred by Seller exceed Seventy-Five Thousand Dollars ($75,000.00), at which time Seller shall be entitled to make a claim against Buyer only for the amount of Damages which is in excess of Seventy-Five Thousand Dollars ($75,000.00). Furthermore, the provisions of this Section 9.3 shall not, in any manner, limit or restrict the rights and remedies of Seller pursuant to the terms of the Promissory Note, Stock Pledge Agreement, Security Agreement or Consulting Agreement.

10.4. Insurance Coverage. Buyer will maintain errors and omissions coverage after the Closing in amounts and on terms at least comparable to the coverage maintained by Buyer before the Closing. Seller will be added as an additional insured on such coverage.

ARTICLE 11

Post Closing

11.1. Further Assurances. Each of the parties, at any time before or after the Closing, will execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by another party hereto, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by such other party, for the purpose of consummating the transactions contemplated by this Agreement. Seller further agrees to deliver all books and records of the Company in the Seller's possession or control to the Buyer within twenty (20) days after the Closing Date.

11.2. Expenses. Except as otherwise expressly provided herein, each of the parties shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the contemplated transactions, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel, and without regard to whether the contemplated transactions are in fact consummated.

ARTICLE 12

Miscellaneous Provisions

12.1 Entire Agreement. This Agreement, together with the agreements referred to herein and the Schedules and Exhibits, constitute the full and entire agreement and understanding between the parties with regard to the subject matter

of this Agreement. All prior and contemporaneous agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter of this Agreement are superseded by this Agreement, the Schedules and Exhibits to this Agreement, and the documents referred to or implementing the provisions of this Agreement.

12.2 Governing Law and Venue. The validity, construction, and performance of this Agreement, and any Action arising out of or relating to this Agreement shall be governed by the Laws of the State of Nevada. Any action arising out of or relating to this Agreement will be filed and adjudicated in the Washoe County District Court in Nevada.

12.3 Attorneys' Fees. If any claim or Action is commenced by either party concerning this Agreement, the party which prevails on such claim or in the Action shall recover from the nonprevailing party reasonable attorneys' fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled.

12.4 Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. The captions of the Sections and Subsections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

12.5 Waiver and Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

12.6 Assignment. Except as specifically provided otherwise in this Agreement, neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law, or otherwise), in whole or in part, by any party without the prior written consent of all other parties. Notwithstanding the foregoing, Buyer may, without the consent of Seller, assign all of its rights under this Agreement in connection with the assignment of a security interest to any lender of Buyer, or to any Affiliate of Buyer, provided that

Buyer remains liable for all of its obligations hereunder and provided that such transfers or encumbrances are subordinate to Seller's interest under the Stock Pledge Agreement.

12.7 Successors and Assigns. Each of the terms, provisions, and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors, and permitted assigns.

12.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or express mail (postage prepaid) or by telecopier to the parties at the following addresses and facsimile numbers:

If to Buyer to:

EMC Metals Corporation
Suite 750 – 580 Hornby Street
Vancouver, B.C., Canada V6C 3B6

If to Seller to:

Willem P. C. Duyvesteyn
Irene G. Duyvesteyn
2200 Del Monte Lane
Reno, Nevada 89511

12.9 Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement or the application thereof be judicially declared to be or become illegal, invalid, unenforceable or void, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties.

12.10 Cumulative Remedies. No remedy made available hereunder by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statute or otherwise.

12.11 No Third-Party Beneficiaries. Nothing in this Agreement will be construed as giving any person, other than the parties, and their respective heirs, successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

12.12 Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

Each of the parties has executed this Agreement as of the Effective Date.

____
Willem P. C. Duyvesteyn

____
Irene G. Duyvesteyn

EMC Metals Corporation

By______________________________
Peter Bosse, President

31130:006

12.12 Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

12.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

Each of the parties has executed this Agreement as of the Effective Date.

____
Willem P. C. Duyvesteyn

____
Irene G. Duyvesteyn

EMC Metals Corporation

By____________________________
Peter Bosse, President

31110.006

Promissory Note

$500,000.00

Reno, Nevada
December ___, 2009

EMC Metals Corporation, a British Columbia corporation ("Maker") makes this Promissory Note (this "Note") and promises to pay to the order of Willem P. C. Duyvesteyn and Irene G. Duyvesteyn (collectively, the "Holder"), at 2200 Del Monte Lane, Reno, Nevada 89511, or at such other place as Holder may from time to time designate in writing, the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the "Principal Amount"), together with all authorized expenditures and additional sums provided for under this Note, in lawful money of the United States of America, together with interest on so much of the Principal Amount as is from time to time outstanding at the rate provided in this Note.

1. Maturity Date. The unpaid Principal Amount and all accrued and unpaid interest shall be due and payable on or before November 19, 2011 (the "Maturity Date").

2. Interest Rate. Interest shall accrue at three percent (3%) per annum (the "Interest Rate") on the Principal Amount then outstanding from the date hereof to and including the date of payment thereof. Daily interest shall be calculated on a 360-day year consisting of twelve (12) months of thirty (30) days each.

3. Payments. On November 19, 2010, Maker shall pay to Holder the amount of interest accrued and unpaid on the outstanding Principal Amount to and including November 19, 2010. On or before the Maturity Date, Maker shall pay to Holder the outstanding Principal Amount plus any accrued and unpaid interest thereon. Each payment shall be first applied to the payment of costs, fees and expenses incurred by Holder to enforce its rights and remedies under this Note, then to the payment of accrued and unpaid interest and then to the payment of the unpaid Principal Amount.

4. Default Interest; Late Charges. Any installment of interest or any payment of principal not paid within ten (10) days of the due date thereof shall bear interest from and after such due date at the default rate, which shall be the Interest Rate plus four percent (4%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the Principal Amount.

5. Prepayment. There shall be no prepayment fee or charge if Maker elects to prepay the Principal Amount or any accrued and unpaid interest. Maker may prepay all or any part of the Principal Amount and accrued and unpaid interest at any time.

6. Events of Default. At the option of Holder, exercisable in its sole and exclusive discretion, the unpaid Principal Amount and all accrued and unpaid interest on

Exhibit A

the unpaid Principal Amount shall become due, payable, and collectible, without notice or demand, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default under this Note:

6.1 If any sum, whether principal, interest or other charges, due or becoming due pursuant to this Note is not received in full by Holder on or before the date payment of such sum is due and owing, and if Maker fails to pay such delinquent amount within 15 days after receiving written notice from Holder.

6.2 Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing.

6.3 Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

Holder's failure to exercise its right and option on any default under the instruments described in this Section shall not be construed as a waiver to exercise such right and option on any later default or failure by Maker to perform Maker's obligations. Holder's right and option expressed in this Section shall continue until all Maker's defaults have been cured.

7. Costs of Collection. Maker agrees that if Maker defaults under this Note and if and as often as this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights under this Note, Maker shall pay to Holder its reasonable attorney's fees (including, expressly, costs of services of paralegals and computer-assisted legal research) and all court costs and other expenses incurred in connection with such collection or enforcement actions, regardless of whether a lawsuit is ever commenced or whether, if commenced, the lawsuit proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, reasonable attorney's fees (including, expressly, costs of services of paralegals and computer-assisted legal research), and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, arrangement, or other similar proceeding involving Maker

or any endorser, surety, guarantor, or other person liable for this Note which in any way affects the exercise by Holder of its rights and remedies under this Note.

8. Non-waiver. No delay or omission on Holder's part in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

9. Waiver of Delays. Maker waives any and all lack of diligence or delays in the collection or enforcement of this Note.

10. Notices. Any notice, request, demand, consent, approval or other communication required or permitted to be given by any provision of this Note shall be given in writing and shall be deemed to have been delivered personally or three (3) days after mailed by certified or registered mail, postage prepaid and return receipt requested, addressed as follows:

To Maker:

EMC Metals Corporation
Suite 750 – 580 Hornby Street
Vancouver, B.C., Canada V6C 3B6

To Holder:

Willem P. C. Duyvesteyn
Irene G. Duyvesteyn
2200 Del Monte Lane
Reno, Nevada 89511

Or at such other addresses as any party may from time to time designate by written notice to the other party.

11. Governing Law; Jurisdiction; Venue. The parties acknowledge that the loan evidenced by this Note is made in the State of Nevada and the provisions of this Note will be construed in accordance with the laws of the State of Nevada. Subject only to the exception in this paragraph, Maker and Holder agree to the exclusive jurisdiction of any state or federal court located within Washoe County, Nevada and waive any objection based on venue or forum non conveniens with respect to any action instituted, and agree that any dispute concerning the relationship between Maker and Holder or the conduct of any party in connection with this Note and any agreement between Maker and Holder in accordance with which Maker has executed this Note or otherwise shall be heard only in the courts described in this paragraph. Notwithstanding the foregoing, Holder shall have the right to bring any action or proceeding against Maker or its property in the courts of any other jurisdiction Holder deems necessary or appropriate to enforce this Note or to realize on the security for this Note.

12. Binding Effect. The term "Maker" as used in this Note shall mean EMC Metals Corporation, a British Columbia corporation, and any party who subsequently

becomes liable for the payment under this Note by expressly assuming the obligation to pay this Note. The term "Holder" as used in this Note shall mean Willem P. C. Duyvesteyn and Irene G. Duyvesteyn or, if this Note is transferred, then the holder of this Note.

13. Severability. Invalidation of any of the provisions of this Note or of any portion of this Note does not affect the validity of the reminder of this Note.

14. Time of the Essence. Time is of the essence for the performance of each and every obligation of Maker under this Note.

15. Security. The performance of Maker's obligations under this Note are secured by Maker's grant of a lien and security interest in Maker's assets and pledge of all of the issued and outstanding shares of The Technology Store, Inc., a Nevada corporation, and Springer Minding Company, a Nevada corporation, all as more fully set forth in that certain Security Agreement made effective as of the date hereof, by and among Maker and Holder, and that certain Stock Pledge Agreement made effective as of the date hereof, by and among Maker and Holder.

16. Offset. Maker reserves the right to offset against all sums due under this Note an amount equal to any and all damages sustained by Maker by reason of any default by Holder under that certain Stock Purchase Agreement by and among Holder and Maker.

Maker has executed this Note effective the date first written above.

EMC Metals Corporation

By____________________________
Peter Bosse, President

Exhibit A

Stock Pledge Agreement

This Stock Pledge Agreement (this "Pledge Agreement") is made effective December ___, 2009 (the "Effective Date"), by and among Willem P. C. Duyvesteyn and Irene G. Duyvesteyn, (collectively, the "Lender"), and EMC Metals Corporation, a British Columbia corporation ("Pledgor").

Recitals

A. Pledgor is the owner of all of the issued and outstanding shares of the capital stock of Springer Mining Company, a Nevada corporation ("SMC"), and The Technology Store, Inc., a Nevada corporation ("TTS").

B. Pledgor and Lender are parties to that certain Stock Purchase Agreement made effective as of November 19, 2009 (as from time to time amended, supplemented, replaced or restated, the "Purchase Agreement"), by and among Pledgor, as buyer, and Lender, as seller, pursuant to which, among other things, (i) Pledgor agreed to purchase from Lender all of the issued and outstanding capital stock of TTS, (ii) as consideration for the purchase of such capital stock of TTS, Pledgor agreed to pay to Lender the "Purchase Price" (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement, (iii) as part of the Purchase Price, Pledgor agreed to pay to Lender the sum of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) on or before December 31, 2009, to execute in favor of Lender that certain Promissory Note (the "Promissory Note") in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Loan") and to pay certain United States income taxes determined to be payable by Lender and (iv) Pledgor incurred various other liabilities and obligations to Lender. All documents from time to time necessary to implement the Loan and the purchase and sale of the capital stock of TTS, including without limitation the Purchase Agreement, the Promissory Note, this Pledge Agreement, the Security Agreement to be executed by Pledgor, and the other documents and security instruments executed and delivered by the parties to the Purchase Agreement, are referred to herein as the "Loan Documents".

C. In accordance with the terms of the Purchase Agreement, Pledgor agreed and covenanted that Pledgor would execute this Pledge Agreement as continuing collateral security for the payment and performance of all of Pledgor's present and future obligations under the Purchase Agreement and the Promissory Note (collectively, the "Secured Obligations"). This Pledge Agreement is intended to grant and to provide Lender with the liens and security interest as called for in the Purchase Agreement with respect to the all of the issued and outstanding shares of the capital stock of SMC, TTS and any other subsidiary of Pledgor.

D. Pledgor's execution and delivery of this Pledge Agreement is a material inducement to Lender to enter into the transactions evidenced by the Purchase Agreement and the other Loan Documents and Pledgor acknowledges that Pledgor will benefit from Pledgor's execution, delivery and performance of such documents.

In consideration of the mutual promises contained in the Purchase Agreement, this Pledge Agreement and the other Loan Documents, and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which the parties acknowledge, and for the purpose of securing payment and performance of all present and future Secured Obligations, the parties agree as follows:

1. **Definitions.** Except as otherwise provided in this Pledge Agreement, the terms defined in the Purchase Agreement shall have the same meaning in this Pledge Agreement.

Exhibit B

1.1 "Collateral" means (a) all of the issued and outstanding capital stock of SMC and TTS; (b) all other shares of capital stock of SMC and TTS issued from time to time; (c) all capital stock, membership interest or other equity interest, as the case may be, of any subsidiary of Pledgor ("Subsidiary"), whether now existing or hereafter formed or acquired; (d) all dividends, distributions, interest and other payments and rights with respect to the Pledged Shares; (d) all accounts, contracts, contract rights, chattel paper, documents, instruments and general intangibles of Pledgor, but only to the extent they arise directly and specifically from the Pledged Shares; and (e) all proceeds of any of the foregoing.

1.2 "Pledged Shares" means all the shares of capital stock of, and all other equity interests in or to, SMC and TTS and all equity interests in all Subsidiaries, all of which are (or are to be) delivered by Pledgor to Lender under this Pledge Agreement.

1.3 Terms defined in the Nevada Uniform Commercial Code (the "Nevada UCC") not otherwise defined in this Pledge Agreement are used in this Pledge Agreement as defined in the Nevada UCC on the date of this Pledge Agreement.

2. **Security Interest.** Pledgor hereby grants to Lender a lien and security interest in, and mortgages, charges, pledges and assigns to Lender, the Collateral, on the conditions and terms provided in this Pledge Agreement.

3. **Pledgor's Covenants and Obligations.** Pledgor agrees and promises to do the following:

3.1 Until all of the Secured Obligations have been paid and performed in full and Pledgor shall have no further obligations in respect of the Loan or the Purchase Agreement, Pledgor shall take all action reasonably satisfactory to Lender to maintain, perfect and keep in full force and effect the security interest of Lender in the Collateral.

3.2 Pledgor agrees that all certificates evidencing Pledged Shares from time to time delivered by Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers or other equivalent instruments of transfer acceptable to Lender. From time to time upon Lender's request, Pledgor will promptly deliver to Lender such stock powers, instruments and similar documents satisfactory in form and substance to Lender with respect to the Collateral as Lender may reasonably request and, from time to time upon Lender's request after the occurrence of any Event of Default, will promptly transfer any Pledged Shares into the name of any nominee which Lender designates.

3.3 At all times Pledgor will keep pledged to Lender pursuant to this Pledge Agreement the Pledged Shares, all dividends and distributions with respect to such Pledged Shares, and will not permit SMC, TTS or any Subsidiary to issue any capital stock, membership interest or other equity interest, as the case may be, which shall not have been immediately duly pledged under this Pledge Agreement on a first priority perfected basis. Prior to an Event of Default, all paid dividends and distributions regarding the Pledged Shares will be paid to and will be the property of Pledgor.

3.4 Promptly on Lender's request after an Event of Default has occurred Pledgor shall deliver to Lender all dividends, distributions, interest, all other cash payments and all proceeds of the Collateral, all of which shall be held by Lender as Collateral. After an Event of Default has occurred, Lender may exercise (to the exclusion of Pledgor) the voting power and

all other incidental rights of ownership with respect to any Pledged Shares, and Pledgor grants to Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral. At Lender's request, Pledgor shall promptly deliver to Lender such additional proxies and other documents as may be necessary to allow Lender to exercise such voting power. Lender agrees that unless an Event of Default shall have occurred and Lender shall have made the request referred to in this Section, Pledgor shall have the exclusive voting power with respect to any Pledged Shares, provided, however, that Pledgor shall not vote, consent or take any other action that would impair the Collateral or be inconsistent with or violate any provision of the Loan Documents.

3.5 Pledgor shall pay all expenses, including attorneys' fees and costs, incurred by Lender in the perfection, preservation, realization, enforcement and exercise of its rights under this Pledge Agreement.

3.6 Pledgor shall defend, indemnify and hold harmless Lender against all claims, damages and losses arising from or relating to Lender's rights in and to the Collateral in the manner provided in the Purchase Agreement.

3.7 Except as otherwise permitted, Pledgor shall not, directly or indirectly, alienate or further encumber any interest in all or any part of the Collateral, assign, contract to sell, convey, sell or transfer, either voluntarily or involuntarily, all or any part of the Collateral or any interest in it, nor shall a voluntary grant of an option, pledge, sale or other transfer or any change in the ownership or control of Pledgor be effected, in each case except to the extent, if applicable, that the same is expressly permitted by the Purchase Agreement. Any such sale, conveyance, alienation, transfer, pledge, option, or encumbrance made without Lender's prior written consent (and not expressly permitted by the Purchase Agreement) shall be void, and shall give Lender the right and option to declare any or all of the Secured Obligations to be forthwith due and payable (subject to any applicable limitation in the Purchase Agreement). The right and option of Lender under this subsection to declare a default for any of the above-mentioned acts or events may be exercised at any time after the occurrence of any such act or event and Lender's acceptance of one or more payments of payments payable by Pledgor or satisfaction or performance of any of the Secured Obligations shall not constitute a waiver of Lender's rights and options thereto. Lender's consent to any alienation, assignment, conveyance, disposition, encumbrance or other lien, sale or transfer or failure to exercise such right and option concerning any of the foregoing shall not be construed as a waiver of Lender's rights and options with regard to any subsequent transactions.

3.8 When required under applicable law and as requested by Lender, Pledgor shall execute any and all such documents, including without limitation, financing statements pursuant to the Uniform Commercial Code of the State of Nevada, as Lender may request, to preserve and maintain the priority of the liens and security interests created by this Pledge Agreement in the Collateral. Pledgor authorizes and empowers Lender to execute and file, on Pledgor's behalf, all financing statements and refilings and continuations as Lender deems necessary or advisable to create, perfect, preserve and protect such liens and security interests. This Pledge Agreement shall be deemed a security agreement as defined in the Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the parties' agreements shall be cumulative and (i) as prescribed in this Pledge Agreement, or (ii) by general law, or (iii) as to such part of the security which is also reflected in the financing statement by the specific statutory consequences now or later enacted and specified in the Uniform Commercial Code, all at Lender's sole election.

3.9 All taxes and assessments of every kind or nature whatever which become due and payable, and which create or appear to create an encumbrance upon all or any part of the Collateral (all of which taxes, assessments and other governmental charges of like nature are later referred to as "Impositions"), shall be the obligation of Pledgor. Pledgor shall pay or cause to be paid all Impositions, when due, before delinquency, shall file all required forms with appropriate governmental authorities when due and shall deliver to Lender evidence of payment of all Impositions within fifteen (15) days of their due dates.

3.10 All certificates or instruments evidencing or representing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of Lender pursuant to this Pledge Agreement, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

3.11 If any dividend is to be paid on any Pledged Share at a time when no Event of Default has occurred and is continuing, such dividend may be paid directly to Pledgor.

4. Pledgor's Warranties and Representations. Subject to the accuracy of Lender's representations and warranties in the Stock Purchase Agreement, Pledgor covenants, warrants and represents as follows:

4.1 The authorized capital of SMC consists of 20,000 shares of which 20,000 shares are issued and outstanding and the authorized capital of TTS consists of 25,000 shares, no par value, of which 25,000 shares are issued and outstanding. The issued and outstanding shares of SMC and TTS are registered in the name of Pledgor and are fully paid and non-assessable. Pledgor does not currently have any subsidiaries other than SMC and TTS.

4.2 Pledgor is the legal and beneficial owner of the Collateral, free and clear of all liens, pledges, charges, easements, security interest, deeds of trust, mortgages and encumbrances, except the lien granted in favor of Lender under this Pledge Agreement, and Pledgor has full right and authority to pledge and assign such Collateral to Lender.

4.3 Pledgor's delivery of the Collateral to Lender is effective to create a valid, perfected first priority security interest in such Collateral and all proceeds of the Collateral, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect Lender's security interest.

4.4 As of the Effective Date, Pledgor is a corporation duly organized and validly existing under the laws of the Province of British Columbia and its chief executive office is located at its address described in Section 9 of this Pledge Agreement. Pledgor agrees and covenants that Pledgor will not change its corporate domicile to any other jurisdiction, whether by amalgamation, continuation, conversion, merger or any other reorganization, or move its chief executive office without first delivering to Lender not less than thirty (30) days' written notice of its intention to do so, describing such new corporate domicile or location and providing such other information in connection with the new corporate domicile or office as Lender may reasonably request.

4.5 Pledgor agrees and covenants that Pledgor will not change its legal name or assume or operate in any jurisdiction under any fictitious, trade or other name without 30 days prior written notice to Lender. Pledgor covenants that it will not assume or operate in any jurisdiction under any new fictitious or trade name unless Pledgor first delivers to Lender not less than thirty (30) days' written notice of Pledgor's intention to do so. Pledgor's notice shall

describe the new name and the jurisdiction(s) in which such new name shall be used and provide such other information as Lender may reasonably request.

5. **Termination.** This Pledge Agreement will terminate when (a) Pledgor completes payment and performance of all of the Secured Obligations in full; (b) Lender has no commitment that could give rise to a Secured Obligation; and (c) Lender has received Pledgor's written request for a full release of this Pledge Agreement.

6. **Events of Default.** The term "Event of Default," wherever used in this Pledge Agreement, shall mean the occurrence of an Event of Default, as defined in the Purchase Agreement.

7. **Remedies.**

7.1 If Pledgor defaults in the payment of any assessment or tax, encumbrance or other Imposition, or in the performance or observation of any other covenant, condition or term of this Pledge Agreement or any other Loan Document, to preserve its interest in the Collateral, Lender may perform or observe the same, at Pledgor's sole cost and expense, and all payments made (whether such payments are regular or accelerated payments) and all costs and expenses incurred or paid by Lender in that connection shall become due and payable immediately. The amounts so incurred or paid by Lender, together with interest at the rate prescribed in the Promissory Note from the date incurred until paid by Pledgor, shall be added to the Secured Obligations. Lender is empowered to authorize others to act upon the Collateral for the purpose of performing or observing any such defaulted covenant, condition or term.

7.2 If an Event of Default occurs, and subject to any obligations of Lender to deliver notice of an Event of Default in accordance with applicable laws and the terms of this Pledge Agreement and the other Loan Documents, Lender may declare any or all of the Secured Obligations to be forthwith due and payable (subject to any applicable limitation in the Purchase Agreement), and upon such declaration such Secured Obligations shall immediately become due and payable without demand or notice.

7.3 If an Event of Default occurs, Lender may exercise any or all of the remedies and rights afforded to a secured party, pledgee or other lien holder available at applicable law (including those available under the Nevada UCC and the applicable laws of the United States).

7.4 Without limiting the generality of section 7.3, if an Event of Default occurs, Lender shall have the right (subject to any applicable limitation in the Purchase Agreement or this Pledge Agreement) to pursue any of the following remedies separately, successively or simultaneously: (a) exercise all of the rights, remedies and powers of an owner of the Collateral and exercise any contractual, legal or other rights or interests of Pledgor under the Collateral; (b) take possession of any Collateral if not already in its possession without demand and without legal process; and (c) with or without taking possession, sell or otherwise dispose of any or all of the Collateral at public or private sale in accordance with applicable law.

7.5 On the occurrence of an Event of Default, Pledgor must cooperate fully with Lender in the exercise of Lender's right to take control or possession of the Collateral and any proceeds of the Collateral.

7.6 No right, power or remedy conferred upon or reserved to Lender by the Purchase Agreement, this Pledge Agreement or any other Loan Document or otherwise executed in

connection with the Secured Obligations is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent to any other right, power and remedy now or later existing at law or in equity or given under the Purchase Agreement, this Pledge Agreement or any other Loan Document.

7.7 No delay or omission by Lender to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or a different nature.

7.8 Lender will have no obligation to attempt to satisfy the Secured Obligations by collecting them from any other person liable for them and Lender may release, modify or waive any collateral provided by any other person to secure any of the Secured Obligations, all without affecting Lender's rights against Pledgor and the Collateral. Pledgor waives any right it may have to require Lender to pursue any third person for any of the Secured Obligations.

7.9 If an Event of Default occurs and continues beyond any applicable cure period, Lender may sell Collateral without giving any warranties as to the Collateral, and may specifically disclaim any warranties of title or the like. No such action will be considered to adversely affect the commercial reasonableness of any sale of Collateral.

7.10 If Lender sells any Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Lender and applied to the Secured Obligations. In the event a purchaser fails to pay for Collateral, Lender may resell the Collateral and Pledgor shall be credited with the proceeds of the sale.

8. **Expense of Litigation.** If Pledgor fails to perform any of its obligations under this Pledge Agreement, Lender shall be entitled to sue Pledgor for and to recover judgment against Pledgor for the amount of such obligations so due and unpaid or unperformed, together with the reasonable costs and expenses, including without limitation, the compensation, expenses and disbursements of Lender's agents, attorneys (including, expressly, costs of services of paralegals) and other representatives, either before, after or during the pendency of any proceeding for the enforcement of this Pledge Agreement. The right of Lender to recover such judgment shall not be affected by taking possession of or foreclosure sale of any of the Collateral, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Pledge Agreement.

9. **Notices.** Any and all notices or other communications required or permitted pursuant to this Pledge Agreement shall be in writing and shall be personally delivered by courier or facsimile to the addressee at the address referred to below, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee on the day upon which it was delivered or received by telecopy if delivered or received prior to the relevant time on such day (or on the next Business Day if received after the relevant time or if received on a day that is not a Business Day). For this purpose, the "relevant time" shall be 3:00 p.m. (local time). The addresses referred to above for Pledgor and Lender are as follows:

Pledgor:	EMC Metals Corporation Suite 750 – 580 Hornby Street Vancouver, B.C., Canada V6C 3B6
Lender:	Willem P. C. Duyvesteyn

Irene G. Duyvesteyn
2200 Del Monte Lane
Reno, Nevada 89511

Each party may change its address for service by written notice, given in the manner provided above, to the other parties and such change shall be effective upon the date the notice shall be deemed to be received.

10. Headings; Construction. The headings of the articles, sections, paragraphs and subdivisions of this Pledge Agreement are for convenience of reference only, are not to be considered a part of this Pledge Agreement, and shall not limit or expand or otherwise affect any of the terms. Wherever the context so requires, words used in the singular may be read in the plural, words used in the plural may be read in the singular, words importing the neuter shall include the masculine and feminine genders, words importing the feminine gender shall include the masculine and the neuter, and words importing the masculine gender shall include the feminine and the neuter.

11. Severability. In the event that any of the covenants, agreements, terms or provisions contained in this Pledge Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained therein shall in no way be prejudiced or disturbed.

12. Modification. Neither this Pledge Agreement nor any of its terms may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement later made by Pledgor and Lender relating to this Pledge Agreement shall be superior to the rights of the holder of any intervening lien or encumbrance. Whenever a power of attorney is conferred upon Lender, it is understood and agreed that such power is conferred with full power of substitution and Lender may elect in its sole discretion to exercise such power itself or to delegate all or any part of such power to one or more sub-agents.

13. Governing Law; Jurisdiction; Venue.

13.1 Governing Law. This Pledge Agreement shall be governed by the law of the State of Nevada and the applicable law of the United States.

13.2 Submission to Jurisdiction. Any legal action or proceeding with respect to this Pledge Agreement may be brought in the courts of the State of Nevada sitting in Washoe County, Nevada, and by execution and delivery of this Pledge Agreement, and each of Pledgor and Lender consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of Pledgor and Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of *forum non conveniens*, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Pledge Agreement or any other document related to this Pledge Agreement. Each of Pledgor and Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by applicable law. Each of Pledgor and Lender agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.3 Non-Exclusive. Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding against another party or its property in the courts of other jurisdictions.

14. Attorneys' Fees. Without limiting any other provision contained in this Pledge Agreement, Pledgor agrees to pay all reasonable costs of Lender incurred in connection with the enforcement of this Pledge Agreement or the taking of this Pledge Agreement, including, without limitation, all attorneys' fees (including, expressly, costs of services of paralegals) whether or not suit is commenced, and including specifically fees incurred in connection with any appellate, bankruptcy, deficiency, or any other litigation proceedings, all of which sums shall be secured by this Pledge Agreement. If a suit is commenced by the parties concerning enforcement of or the parties' rights and obligations under this Pledge Agreement, the prevailing party in such suit shall be entitled to recover fees and costs as described in this Section.

15. Legal Representatives, Successors and Assigns. Except as otherwise prohibited by the terms of this Pledge Agreement, whenever one of the parties is named in this Pledge Agreement, the successors and assigns of such party shall be included and all covenants, agreements, terms, provisions and conditions contained in this Pledge Agreement, by or on behalf of Pledgor or Lender shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

16. Conflict with Purchase Agreement. In the event of any conflict between the terms of this Pledge Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control.

The parties have executed this Stock Pledge Agreement effective the Effective Date.

EMC Metals Corporation

By____________________________
Peter Bosse, President

____
Willem P. C. Duyvesteyn

____
Irene G. Duyvesteyn

Security Agreement

This Security Agreement (the "Security Agreement") is made effective December ___, 2009 (the "Effective Date"), by and among Willem P. C. Duyvesteyn and Irene G. Duyvesteyn (collectively, the "Lender"), and EMC Metals Corporation, a British Columbia corporation ("Grantor").

Recitals

A. Lender and Grantor are parties to that certain Stock Purchase Agreement made effective as of November 19, 2009 (as from time to time amended, supplemented, replaced or restated, the "Purchase Agreement"), by and among Grantor, as buyer, and Lender, as seller, pursuant to which, among other things, (i) Grantor agreed to purchase from Lender all of the issued and outstanding capital stock of The Technology Store, Inc., a Nevada corporation ("TTS"), (ii) as consideration for the purchase of such capital stock of TTS, Grantor agreed to pay to Lender the "Purchase Price" (as defined in the Purchase Agreement) in accordance with the terms of the Purchase Agreement, (iii) as part of the Purchase Price, Grantor agreed to pay to Lender the sum of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) on or before December 31, 2009, to execute in favor of Lender that certain Promissory Note (the "Promissory Note") in the principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Loan") and to pay certain United States income taxes determined to be payable by Lender and (iv) Grantor incurred various other liabilities and obligations to Lender. All documents from time to time necessary to implement the Loan and the purchase and sale of the capital stock of TTS, including without limitation the Purchase Agreement, the Promissory Note, the Pledge Agreement, this Security Agreement, and the other documents and security instruments executed and delivered by the parties to the Purchase Agreement, are referred to herein as the "Loan Documents."

B. In accordance with the terms of the Purchase Agreement, Grantor has agreed and covenanted to execute this Security Agreement as continuing collateral security for the payment and performance of all present and future obligations (including without limitation, at any time, all amounts outstanding under the Purchase Agreement and the Promissory Note, all accrued and unpaid interest thereon and all interest on accrued and unpaid interest, and all accrued and unpaid fees, expenses, costs, indemnities and other amounts payable to Lender under the Purchase Agreement, the Promissory Note or any other Loan Documents) (collectively, the "Secured Obligations"). This Security Agreement is intended to grant and to provide Lender with the liens and security interests as called for in the Purchase Agreement with respect to Grantor's present and future properties and assets.

In consideration of the mutual promises contained in the Purchase Agreement, this Security Agreement and the other Loan Documents, and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which the parties acknowledge, and for the purpose of securing payment and performance of all present and future Secured Obligations, in consideration of the obligations and rights of the parties, and for the purposes described in this Security Agreement, the parties agree as follows:

1. Definitions. Except as otherwise provided in this Security Agreement, the terms defined in the Purchase Agreement shall have the same meaning in this Security Agreement.

1.1 "Collateral" means all of Grantor's present and future right, title and interest in and to the property described in Exhibit A attached to and made part of this Security Agreement, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

1.2 Terms defined in the Nevada Uniform Commercial Code (the "Nevada UCC") not otherwise defined in this Security Agreement are used in this Security Agreement as defined in the Nevada UCC on the date of this Security Agreement.

2. Security Interest.

2.1 Grantor hereby grants to Lender a lien and security interest in, and mortgages, charges and assigns to Lender, the Collateral, on the conditions and terms provided in this Security Agreement to secure the payment and performance in full of all of the Secured Obligations.

2.2 Nothing in this Security Agreement shall constitute an assignment or attempted assignment of any right, privilege, benefit or instrument which by its provisions or by law is not assignable or which requires the consent of any third party to its assignment until such consent is obtained or (if an Event of Default exists and Lender is taking steps to enforce its security interests) Lender, by notice to Grantor, terminates such deferral with respect to such right, privilege, benefit or instrument. If after the Effective Date, Lender, acting reasonably, determines that consent of a non-governmental third party to an assignment in favor of Lender of any right, privilege, benefit or instrument is required, at Lender's request, Grantor shall make a commercially reasonable effort to obtain the consent of such third party to such assignment. On such consent being obtained or such deferral being terminated as provided in this Section, this Security Agreement shall apply to the right, privilege, benefit or instrument in question without the necessity of any further assurance by Grantor. Until such consent is obtained or such deferral is terminated as provided in this Section, Grantor shall, to the extent it may do so by law or pursuant to the provisions of the right, privilege, benefit or instrument referred to in this Section, hold all benefit to be derived from such right, privilege, benefit or instrument in trust for Lender as additional security for performance and satisfaction of the Secured Obligations and shall deliver up all such benefit to Lender in accordance with the terms of this Security Agreement.

2.3 Subject to its obligations under this Security Agreement, Grantor shall be entitled to exercise all rights with respect to the Collateral, provided, however, that at any time after the occurrence of an Event of Default and the continuation of such Event of Default beyond any applicable cure period, Lender, in its discretion, may without any other notice to or demand upon Grantor elect to exercise all rights and remedies of a secured party under the Nevada UCC and any other applicable jurisdiction and any other rights and remedies with respect to the Collateral, including, but not limited to, the right to take possession of the Collateral.

3. Grantor's Covenants and Obligations. Grantor agrees and promises to do the following:

3.1 To pay to Lender and perform in full, as applicable, the Secured Obligations as and when they are due.

3.2 Until all of the Secured Obligations have been paid and performed in full and Grantor shall have no further obligations in respect of the Loan, Grantor shall take all action reasonably satisfactory to Lender to maintain the liens and security interests of Lender as a secured party in the Collateral intended to be granted and at all times fully perfected and in full force and effect.

3.3 To pay all reasonable expenses, including attorneys' fees and costs, incurred by Lender in the perfection, preservation, realization, enforcement and exercise of its rights under this Security Agreement.

3.4 To defend, indemnify and hold harmless Lender against all claims, damages and losses arising from or relating to liens and security interests of Lender in the Collateral in the manner provided in the Purchase Agreement.

3.5 If any material part of the Collateral is lost, damaged or destroyed by accident, fire or any other cause, Grantor will give immediate written notice to Lender.

3.6 Except as otherwise permitted and as required for the conduct of the Grantor's business in the ordinary course, Grantor shall not, directly or indirectly, alienate or further encumber any interest in all or any part of the Collateral, assign, contract to sell, convey, sell or transfer, either voluntarily or involuntarily, all or any part of the Collateral or any interest in it, nor shall a voluntary grant of an option, pledge, sale or other transfer or any change in the ownership or control of Grantor be effected, in each case except to the extent, if applicable, that the same is expressly permitted by the Purchase Agreement, this Security Agreement and the other Loan Documents. Any such sale, conveyance, alienation, transfer, pledge, option, or encumbrance made without Lender's prior written consent (and not expressly permitted by the Purchase Agreement, this Security Agreement and the other Loan Documents) shall be void, and shall give Lender the right and option to declare any or all of the Secured Obligations to be forthwith due and payable (subject to any applicable limitation in the Purchase Agreement). The right and option of Lender under this subsection to declare a default for any of the above-mentioned acts or events may be exercised at any time after the occurrence of any such act or event, and Lender's acceptance of one or more payments of amounts payable by Grantor or performance of any of Grantor's obligations shall not constitute a waiver of Lender's right and option. Lender's consent to any alienation, assignment, conveyance, disposition, encumbrance or other lien, sale or transfer or failure to exercise such right and option concerning any of the foregoing shall not be construed as a waiver of Lender's right and option with regard to any subsequent transactions.

3.7 When required under applicable law and as requested by Lender, Grantor shall execute and file in any filing office in any applicable Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor together with all products and proceeds thereof whether now owned or hereafter acquired or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the Nevada UCC or such other applicable jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by the Nevada UCC or such other applicable jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor and, (ii) in the case of a financing statement filed as a fixture filing a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish to Lender any such information reasonably requested by Lender promptly upon Lender's request. Grantor also hereby irrevocably authorizes Lender to take any of the above mentioned actions on behalf of Grantor and at Grantor's sole expense.

a. 3.8 To further the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender's security interest in the Collateral, and without limitation on Grantor's other obligations in this Security Agreement or the other Loan Documents, Grantor agrees, in each case at Grantor's expense, at the reasonable request and option of Lender, to take

any and all other actions Lender may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of Lender to enforce, Lender' security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Grantor's signature thereon is required therefor, (b) causing Lender' names to be noted as secured parties on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender' security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender' security interest in such Collateral, (d) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to Lender, in their reasonable discretion, including, without limitation, any consent of any licensor, lessor or other person obligated on the Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender, and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by Lender to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

This Security Agreement shall be deemed a security agreement as defined in the Nevada UCC and the remedies for any violation of the covenants, terms and conditions of the parties' agreements shall be cumulative and (i) as prescribed in this Security Agreement, or (ii) by general law, or (iii) as to such part of the security which is also reflected in the financing statement by the specific statutory consequences now or later enacted and specified in any applicable Uniform Commercial Code jurisdiction, all at Lender's sole election.

3.8 All property taxes and assessments, general and special, and all other taxes and assessments of every kind or nature whatever which become due and payable, and which create or appear to create any lien, pledge, charge, easement, security interest, deed of trust, mortgage or encumbrance upon all or any part of the Collateral (all of which taxes, assessments and other governmental charges of like nature are later referred to as "Impositions"), shall be the obligation of Grantor. Grantor shall pay or cause to be paid all Impositions, when due, before delinquency, and shall file all required forms with appropriate governmental authorities when due. Notwithstanding the foregoing, Grantor shall have the right to contest or protest any such Impositions.

3.9 At Lender's request following the occurrence of an Event of Default, Grantor shall sign and deliver to Lender notices to Grantor's account debtors which authorize and direct Grantor's account debtors to pay sums otherwise due to Grantor directly to Lender. Lender may deliver such notices to Grantor's account debtors if the Event of Default continues beyond any applicable cure period.

4. **Power of Attorney.** Grantor hereby irrevocably constitutes and appoints Lender, and any agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Lender's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

4.1 Upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Nevada UCC and as fully and completely as though Lender were the absolute owners thereof for all purposes, and to do, at Grantor's expense, at any time, or from time to time, all acts and things which Lender deems necessary or useful to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as Grantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Lender so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

4.2 To the extent that Grantor's authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without Grantor's signature, or a photocopy of this Agreement in substitution for a financing statement, as Lender may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require Grantor's signature.

5. Grantor's Warranties and Representations. Grantor covenants, warrants and represents as follows:

5.1 As of the Effective Date, Grantor is a corporation duly organized and validly existing under the laws of the Province of British Columbia and the chief executive office of Grantor is located at Suite 750 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6. Grantor agrees and covenants that it will not change its corporate domicile to any other jurisdiction, whether by amalgamation, continuation, conversion, merger or any other reorganization, or move its chief executive office without first delivering to Lender not less than thirty (30) days' written notice of its intention to do so, describing such new corporate domicile or location and providing such other information in connection with the new corporate domicile or office as Lender may reasonably request.

5.2 All of Grantor's equipment is located at its offices at Suite 750 – 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6. Grantor agrees and covenants that it will not move its equipment without first delivering to Lender not less than thirty (30) days' written notice of its intention to do so, describing such new location and providing such other information in connection with the new location as Lender may reasonably request.

5.3 As of the Effective Date, Grantor has business interests only in the States of California and Nevada, and in the Province of Ontario. Grantor shall not change its legal name without 30 days prior written notice to Lender. Grantor shall not assume or operate in any jurisdiction under any new fictitious or trade name unless it first delivers to Lender not less than thirty (30) days' written notice of its intention to do so. Grantor's notice shall describe the new name and the jurisdiction(s) in which such new name shall be used and provide such other information as Lender may reasonably request.

6. **Termination.** This Security Agreement will terminate when (a) Grantor completes payment and performance in full of all of the Secured Obligations; (b) Lender has no commitment that could give rise to a Secured Obligation; and (c) Lender has received the written request from Grantor for a full release of this Security Agreement.

7. **Events of Default.** The term "Event of Default," wherever used in this Security Agreement, shall mean any one or more of the following events:

7.1 Occurrence of an Event of Default, as defined in the Purchase Agreement or the Promissory Note.

7.2 The Collateral is damaged, destroyed, lost or stolen save where the occurrence of such event does not have and could not reasonably be expected to have a materially adverse effect on Grantor, Lender or the Collateral.

8. **Remedies.**

8.1 If Grantor defaults in the payment of any assessment or tax, encumbrance or other Imposition, in its obligation to furnish insurance, or in the performance or observation of any other covenant, condition or term of this Security Agreement or any other Loan Document, to preserve its interest in the Collateral, Lender may perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and all costs and expenses incurred or paid by Lender in that connection shall become due and payable immediately. The amounts so incurred or paid by Lender, together with interest at the rate prescribed in the Promissory Note (the "Interest Rate") from the date incurred until paid by Grantor, shall be added to the Secured Obligations. Lender is empowered to authorize others to act upon the Collateral for the purpose of performing or observing any such defaulted covenant, condition or term.

8.2 If an Event of Default occurs, and subject to any obligations of Lender to deliver notice of an Event of Default in accordance with applicable laws and the terms of this Security Agreement and the other Loan Documents, Lender may declare any or all of the Secured Obligations to be due and payable, and upon such declaration such Secured Obligations shall immediately become due and payable without demand or notice.

8.3 If an Event of Default occurs, Lender may exercise any or all of the remedies and rights afforded to a secured party, mortgagee or other Lien holder available at law (including those available under the Nevada UCC and the applicable laws of the United States).

8.4 Without limiting the generality of section 8.3, if an Event of Default occurs, Lender shall have the right (subject to any applicable limitation in the Promissory Note or this Security Agreement) to pursue any of the following remedies separately, successively or simultaneously: (a) file suit and obtain judgment and, in conjunction with any action, Lender may seek any ancillary remedies provided by law, including levy of attachment and garnishment; (b) notify any account debtor of Grantor or any other obligor of any obligation payable to Grantor and serving as Collateral to make payment to Lender; (c) enforce Grantor's rights against account debtors and obligors; (d) apply to or petition a court of competent jurisdiction for the appointment of a receiver to take possession of any or all of the Collateral and to collect any or all rents, incomes and other benefits in connection with any Collateral; (e) take control and possession of any Collateral, and any and all products and proceeds of Collateral, if not already in its control and possession without demand and without legal process

except as otherwise provided; and (f) with or without taking control or possession, sell, lease or otherwise dispose of any or all of the Collateral at public or private sale in accordance with applicable law.

8.5 If Grantor for any reason fails to surrender or deliver the Collateral after Lender's demand, Lender may obtain a judgment or decree conferring on Lender the right to immediate possession or requiring Grantor to deliver immediate possession of all or part of the Collateral to Lender.

8.6 On the occurrence of an Event of Default (subject to any applicable limitation in the Purchase Agreement or this Security Agreement), Grantor must:

8.6.1 Assemble the Collateral and make it and all records relating to it available to Lender as Lender directs.

8.6.2 Allow Lender, its representatives and its agents to enter the premises where all or any part of the Collateral, the records or both may be, and take possession of and remove any or all of the Collateral.

8.6.3 Cooperate fully with Lender in the exercise of Lender's right to take control or possession of the Collateral and any proceeds or products of the Collateral.

8.7 No right, power or remedy conferred upon or reserved to Lender by the Purchase Agreement, this Security Agreement or any other Loan Document or otherwise executed in connection with the Secured Obligations is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent to any other right, power and remedy now or later existing at law or in equity or given under the Purchase Agreement, this Security Agreement or any other Loan Document.

8.8 No delay or omission by Lender to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or a different nature.

8.9 Lender will have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.10 Lender will have no obligation to attempt to satisfy the Secured Obligations by collecting them from any other person liable for them and Lender may release, modify or waive any collateral provided by any other person to secure any of the Secured Obligations, all without affecting Lender's rights against Grantor and the Collateral. Grantor waives any right it may have to require Lender to pursue any third person for any of the Secured Obligations.

8.11 Lender may sell Collateral without giving any warranties as to the Collateral, and may specifically disclaim any warranties of title or the like. No such action will be considered to adversely affect the commercial reasonableness of any sale of Collateral.

8.12 If Lender sells any Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Lender and applied to the Secured Obligations. In the event a purchaser fails to pay for Collateral, Lender may resell the Collateral and Grantor shall be credited with the proceeds of the sale.

9. **Expense of Litigation.** If Grantor fails to perform any of its obligations under this Security Agreement, Lender shall be entitled to sue Grantor for and to recover judgment against Grantor for the amount of such obligations so due and unpaid or unperformed, together with the costs and expenses, including without limitation, the reasonable compensation, expenses and disbursements of Lender's agents, attorneys (including, expressly, costs of services of paralegals) and other representatives, either before, after or during the pendency of any proceeding for the enforcement of this Security Agreement. The right of Lender to recover such judgment shall not be affected by taking possession of or foreclosure sale of any of the Collateral, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Security Agreement.

10. **Notices.** Any and all notices or other communications required or permitted pursuant to this Security Agreement shall be in writing and shall be personally delivered by courier or facsimile to the addressee at the address referred to below, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee on the day upon which it was delivered or received by telecopy if delivered or received prior to the relevant time on such day (or on the next Business Day if received after the relevant time or if received on a day that is not a Business Day). For this purpose, the "relevant time" shall be 3:00 p.m. (local time). The addresses referred to above for Grantor and Lender are as follows:

Grantor:	EMC Metals Corporation Suite 750 – 580 Hornby Street Vancouver, B.C., Canada V6C 3B6
Lender:	Willem P. C. Duyvesteyn Irene G. Duyvesteyn 2200 Del Monte Land Reno, Nevada 89511

Each party may change its address for service by written notice, given in the manner provided above, to the other parties and such change shall be effective upon the date the notice shall be deemed to be received.

11. **Headings; Construction.** The headings of the articles, sections, paragraphs and subdivisions of this Security Agreement are for convenience of reference only, are not to be considered a part of this Security Agreement, and shall not limit or expand or otherwise affect any of the terms. Wherever the context so requires, words used in the singular may be read in the plural, words used in the plural may be read in the singular, words importing the neuter shall include the masculine and feminine genders, words importing the feminine gender shall include the masculine and the neuter, and words importing the masculine gender shall include the feminine and the neuter.

12. **Severability.** In the event that any of the covenants, agreements, terms or provisions contained in this Security Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained therein shall in no way be prejudiced or disturbed.

13. **Modification.** Neither this Security Agreement nor any of its terms may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument

in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement later made by Grantor and Lender relating to this Security Agreement shall be superior to the rights of the holder of any intervening lien or encumbrance. Whenever a power of attorney is conferred upon Lender, it is understood and agreed that such power is conferred with full power of substitution and Lender may elect in its sole discretion to exercise such power itself or to delegate all or any part of such power to one or more sub-agents.

14. Governing Law; Jurisdiction; Venue.

14.1 Governing Law. This Security Agreement shall be governed by the Law of the State of Nevada and the applicable laws of the United States.

14.2 Submission to Jurisdiction. Any legal action or proceeding with respect to this Security Agreement may be brought in the courts of the State of Nevada sitting in Washoe County, Nevada, and by execution and delivery of this Security Agreement, and each of Grantor and Lender consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of Grantor and Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of *forum non conveniens*, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Security Agreement or any other document related to this Security Agreement. Each of Grantor and Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by applicable Law. Each of Grantor and Lender agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

14.3 Non-Exclusive. Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Grantor or another party or its property in the courts of other jurisdictions.

15. Attorneys' Fees. Without limiting any other provision contained in this Security Agreement, Grantor agrees to pay all reasonable costs of Lender incurred in connection with the enforcement of this Security Agreement or the taking of this Security Agreement, including, without limitation, all attorneys' fees (including, expressly, costs of services of paralegals) whether or not suit is commenced, and including specifically fees incurred in connection with any appellate, bankruptcy, deficiency, or any other litigation proceedings, all of which sums shall be secured by this Security Agreement. If a suit is commenced by the parties concerning enforcement of or the parties' rights and obligations under this Security Agreement, the prevailing party in such suit shall be entitled to recover fees and costs as described in this Section.

16. Legal Representatives, Successors and Assigns. Except as otherwise prohibited by the terms of this Security Agreement, whenever one of the parties is named in this Security Agreement, the successors and assigns of such party shall be included and all covenants, agreements, terms, provisions and conditions contained in this Security Agreement, by or on behalf of Grantor or Lender shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not. In the event Grantor is composed of more than one party, the obligations arising under this Security Agreement are the joint and several obligations of each such party.

17. **Conflict with Purchase Agreement.** In the event of any conflict between the terms of this Security Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control.

The parties have executed this Security Agreement effective the Effective Date.

EMC Metals Corporation

By______________________________
Peter Bosse, President

____
Willem P. C. Duyvesteyn

____
Irene G. Duyvesteyn

Security Agreement
Exhibit A

Description of Collateral

All personal property, wherever located, now or hereafter owned by Grantor or in which Grantor now or hereafter has an interest, including all of Grantor's present and after-acquired rights and interests in the following:

(a) all accounts, commissions (contingent and accrued) and premiums receivable;

(b) all chattel paper;

(c) all inventory;

(d) all equipment (including without limitation all facilities, machinery, parts and other goods other than inventory);

(e) all instruments (including without limitation all promissory notes);

(f) all investment property (including without limitation all shares and other securities);

(g) all documents (including without limitation all documents of title, warehouse receipts, and bills of lading);

(h) all deposit accounts;

(i) all letter-of-credit rights;

(j) all general intangibles (including without limitation all present and future contracts and contract rights and also all permits and approvals to the extent Grantor may under applicable Law grant a lien and security interest in such approvals and permits; and

(k) to the extent not listed above as original collateral, all proceeds and products of the foregoing.